Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Sunset Financial Resources, Inc. for the registration of 14,415,531 shares of its common stock and to the incorporation by reference therein of our report dated March 22, 2005, with respect to the consolidated financial statements and schedule as of December 31, 2004, and for the year ended December 31, 2004 and the period beginning October 6, 2003 and ended December 31, 2003, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Jacksonville, Florida

June 8, 2006

Consent of Independent Registered Public Accounting Firm

Sunset Financial Resources, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2006, relating to the consolidated financial statements of Sunset Financial Resources, Inc., the effectiveness of Sunset Financial Resources, Inc.’s internal control over financial reporting, and schedules of Sunset Financial Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia

June 8, 2006